SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 5, 2008 (January 30, 2008)

Date of Report (Date of earliest event reported)
Fedders Corporation
(Exact name of Registrant as specified in its charter)

Delaware	1-8831	22-2572390

(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)
505 Martinsville Road
Liberty Corner, New Jersey 07938-0813

(Address of principal executive offices, including zip code)
(908) 604-8686

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 30, 2008, the United States Bankruptcy Court for the District of Delaware (the “Court”) (Case No. 07-11176 (BLS) In re: Fedders North America, Inc., et. al.) granted a motion by Fedders Corporation (the “Company”) to reject an employment agreement with Sal Giordano, Jr. (“Mr. Giordano”), Executive Chairman of the Company. As a result, Mr. Giordano is no longer Executive Chairman of the Company, with effect from January 1, 2008.
On January 30, 2008, Mr. Giordano submitted to the Board of Directors (the “Board”) of the Company his resignation as a director. At a meeting of the Board held on January 30, 2008, Mr. Giordano was elected a director of the Company and Chairman of the Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDDERS CORPORATION
Dated: February 5, 2008
	By:	/s/ Kent E. Hansen
		Name:	Kent E. Hansen
		Title:	Executive Vice President